Exhibit 10.1

Contract No.: 14060408-2011(EFR) 00078

DOMESTIC FACTORING CONTRACT

[Recourse Factoring/Non-recourse Factoring]

SPECIAL INSTRUCTIONS: THE CONTRACT IS ENTERED INTO BY BOTH PARTIES UPON A MUTUAL AND VOLUNTARY BASIS AND NEGOTIATIONS IN ACCORDANCE WITH LAWS. ALL THE ARTICLES OF THE CONTRACT INDICATE AUTHENTIC INTENTS OF BOTH PARTIES. FOR PURPOSE OF PROTECTING LEGAL RIGHTS OF PARTY B, PARTY A HEREBY DRAWS PARTY B’S ATTENTION ON ALL ARTICLES HEREOF REGARDING DUTIES AND RESPONSIBILITIES OF EACH PARTY, PARTICULARLY THOSE SECTIONS IN BOLD.

Exhibit 10.1

PARTY A: Industrial and Commercial Bank of China Limited Jianyang Branch
DOMICILE (ADDRESS): No. 5 Ren Min Road, Jianyang City
PERSON IN CHARGE: Qiu Ansheng

PARTY B: Fujian Yaxin Food Co., Ltd
DOMICILE (ADDRESS): Ta Xia Industrial Garden District Jianyang City
LEGAL REPRESENTATIVE: Ye Wenyue

          WHEREAS: Party B applies for domestic recourse factoring [recourse factoring/non-recourse factoring] services with Party A based upon account receivables formed between Party B, as the seller, and a purchaser. For purpose of clarifying responsibilities and adhering to credits, both Party A and Party B enter into this Domestic Factoring Contract (the “Contract”) based upon mutual negotiations in accordance with Contracts Law of People’s Republic of China and relevant laws and regulations.

ARTICLE 1      DEFINITIONS

          Except for otherwise agreed under the Contract, the following terms shall have the following respective meanings:

          1.1      Recourse Factoring means that Party B transfers to Party A its account receivables that originate from product sales to purchasers, provision of services by Party B as well as based upon other reasons. Party A will provide Party B with account receivables financing services and related comprehensive financing services. If any purchaser fails to pay off account receivables within an agreed period, Party A is authorized to collect the outstanding receivables;

          1.2      Non-recourse Factoring means that Party B transfers to Party A its account receivables that originate from product sales to purchasers, provision of services by Party B as well as based upon other reasons. Party A will provide Party B account receivables financing services and related comprehensive financing services. If any purchaser fails to pay off account receivables within an agreed period due to accounting or credits reasons, Party A is not authorized to collect the outstanding receivables;

          1.3      Purchase and Sale or Service Contract means any contracts entered into by and between Party B and purchasers, upon which account receivables under the Contract occur;

          1.4      Account Receivables means sole, concrete, specific and exclusive, undisputable and legitimate credits deriving from authentic, legitimate transactions and relationship of debts and credits that exist between Party B and purchasers and then transferred from Party B to Party A;

          1.5      Actual Amount of Account Receivables Invoice means the balance between the invoice amount and any loan that has been paid off;

          1.6      Amount of Factoring Financing means financing amount of account receivables provided by Party A to Party B under the Contract;

Exhibit 10.1

          1.7      Settlement Day means that the date for colleting nonrecurring interests will be the date when Party A issues the financing; the date for colleting monthly interests will be the twentieth day of each month; the date for collecting quarterly interests will be the twentieth day of the third month of each quarter.

          1.8      Factoring Balance means the remaining fund after account receivables actually collected by Party deducts financing principal, financing interest, overdue fines and relevant fees.

          1.9      Factoring Account means a special account that is opened by Party A under Party B’s services and used for collecting account receivables, deducting principal and interests of factoring financing, paying factoring balance, which is the solely legitimate account for collecting account receivables under this Contract;

          1.10     Commission Fee of Factoring means fees that are collected by Party A for providing financing and other services to Party B in accordance with the Contract.

ARTICLE 2      REPRESENTATIONS AND WARRANTIES OF PARTY B

          2.1      Party B is a duly organized legal person and validly existing under the laws of the place of its incorporation or establishment (or a branch legally authorized by a legal person). Party B has valid business license and assets, and conduct legal business.

          2.2      Party B has all the requisite power to fulfill rights and obligations under the Contract.

          2.3      Signing and execution of the Contract will not disobey or conflict with any laws and regulations which Party B should obey; execution of the Contract will not cause Party B to disobey any other contracts or documents and bylaws which approve Party B’s establishment.

          2.4      All the materials provided by Party B to Party A are authentic, accurate and integrated without any concealment or any material debt that is not disclosed to Party A.

          2.5      It is authentic, legitimate, valid and undisputable for the relationship of debts and credits originating from any Purchase and Sale Service Contract based upon which Account Receivables transferred from Party B to Party A exist.

          2.6      No provisions in any Purchase and Sale Service Contract will prohibit assignment of Account Receivables.

          2.7      The ownership of the Account Receivables transferred from Party B to Party A is clean and unencumbered without any pledge for a third party or other priority claims.

          2.8      When the Contract becomes effective, there does not exist any pending litigation, arbitration or other potential material dispute that are against Party B and may trigger objectively disadvantaged effects on Party B in any manner.

          2.9      The most updated financial statements provided by Party A are made in accordance with applicable Chinese laws and ordinances as well as accounting standards, which integratedly, authentically and fairly reflect financial situation and achievements as of certain financial period. After the date of the financial statements, business or financial status of Party B shall not materially change in a disadvantaged manner.

Exhibit 10.1

          2.10     The purpose for the Factoring Account No. 1406040819600040756 opened by Party B under the services of Party A is to collect relevant Account Receivables and deduct both principle and interests of factoring financing. Without Party A’s consent, Party B is not allowed to withdraw any amount from the Factoring Account or issue an order of payment from such Factoring Account.

          2.11     Party B vests in Party A’s conduct daily supervision over the Factoring Account, including, but not limited to, the acknowledgement and record of the capital income and payment of such Factoring Account and assist Party A to verify each collected payment.

          2.12     In the following events, Party A is authorized to directly deduct corresponding principal and interest and other related fees:

(1)	As of the Settlement Day as specified in the Contract, Party B fails to pay off interest due;

(2)	As of the financing maturity day (including when Party A declares an acceleration of maturity), Party B fails to pay the total principal and interest of the financing capital;

(3)	The corresponding Account Receivables of the financing paid reach the Factoring Account in advance.

          2.13     In the event that as of the financing maturity day, the amount in the Factoring Account is not enough to pay off the corresponding factoring principle and interest, Party A is authorized to deduct the respective amount from any account of Party B opened under services of Party A or in other branches of Industrial and Commercial Bank of China Limited to pay off all the principle and interest of the financing loan and other due fees. This Article will be inapplicable to Non-recourse Factoring save that Party A notices Party B to buyback the Account Receivables in accordance with Article 6.3 of the Contract.

          2.14     The purpose of financing under the Contract is purchase of raw materials. Party B is not allowed to use the financing capital for other purposes.

ARTICLE 3      AMOUNT OF FACTORING FINANCING AND TERM

          3.1      Party B shall transfer credits of the Account Receivables and relevant rights to Party A. After Party A’s examination and rectification, Party A shall issue RMB3,000,000 (amount in words: Three Million yuan, amount in words shall govern in the event that amount in figures conflicts with amount in words) factoring financing to Party B in a lump sum in accordance with the corresponding Amount of Factoring Financing with respect to invoice of each of the Account Receivables under the Contract (please refer to the appendix named Transfer List of Account Receivables).

          3.2      The term of each corresponding factoring financing with respect to the invoice of each of the Account Receivables issued by Party A to Party B will be from the factoring financing issuance day to the financing repayment day as agreed by both Party A and Party B. Please also refer to the Transfer List of Account Receivables.

Exhibit 10.1

          3.3      The actual financing issuance day and the repayment day shall be in accordance with the receipt for loan. The receipt for loan is one of the parts of the Contract and has equal legal effect. If the receipt for the loan conflicts with the Transfer List of Account Receivables with respect to the Amount of Factoring Financing, the term of factoring financing and so on, the receipt for loan shall govern.

ARTICLE 4      INTEREST RATE, INTEREST AND FEES OF FACTORING FINANCING

          4.1      The interest rate of the factoring financing shall be in accordance with the Transfer List of Account Receivables.

          4.2      The interest rate of the factoring financing shall be in accordance with item 4.2.(2):

(1)

Three months Shanghai Interbank Offered Rate announced one working day prior to the financial issuance day plus ____ basis point (BP) (annual interest rate of ____% or monthly interest rate of ____ ‰ ).

(2)

Benchmark rate of financing issuance day plus floating range. The benchmark rate shall adjust 5% (up/down/zero) based upon the RMB loan interest rate at the corresponding level announced by the People’s Bank of China within a certain period, in accordance with the term of the factoring financing as agreed in Article 3.2.

          4.3      In the event that the benchmark interest rate is adjusted after the issuance of the factoring financing, the interest rate is decided in accordance with Article 4.2(2) shall be adjusted in accordance with the section (3):

(1)

The interest rate will be adjusted once a cycle, _________ (1 month/3 months/6 months/12 months) shall be a cycle. The first interest determination day shall be the financing issuance day. The second interest determination day shall be the corresponding date after the first cycle expires and the determination day for the other cycles shall be calculated accordingly. If no corresponding day exists in the month when the interest rate is adjusted with respect to the financing issuance day, the last day of the month shall be the corresponding day. In each day with a determined interest, the financing interest rate shall be adjusted and the interest shall be calculated based upon different period in accordance with a valid benchmark interest rate of that day and the floating range as specified under this Article.

(2)

On each of June 21 and December 21 after the financing issuance day, the interest rate shall be adjusted based upon a valid benchmark interest rate and floating range as specified in this Article on that day.

Exhibit 10.1

(3)	The financing interest rate will not be adjusted during the term of the Contract.

(4)	________________________________________________________.

          4.4      In the event that the financing expires and Party B fails to pay off such financing, the above interest rate shall also be applicable for the overdue part of the financing.

          4.5      If the People’s Bank of China updates the loan interest rate, relevant rules of People’s Bank of China shall be applied.

          4.6      The interest of the financing under the Contract shall be settled in accordance with _________:

(1)	Settling the interest at the time of issuing the financing;

(2)

After the issuance of the financing, the interest shall be settled _____ (daily interest rate=annual interest rate/360), the monthly interest rate (monthly/quarterly). In the event that the financing matures, the interest shall be paid off in accordance with the principle. Please see the Transfer List of Account Receivables. If the interest is settled monthly, the settlement date is the twentieth day of each month; if the interest is settled quarterly, the settlement date shall be the twentieth day of each quarter ( that is March, June, September, and December).

          4.7      If the interest is settled in accordance with Article 4.6(1), Party A shall deduct the financing interest at the time of issuing the financing; if the interest is settled in accordance with Article 4.6(2), Party B shall deposit the interest to the Factoring Account prior to the Settlement Day and Party A is authorized to directly deduct the interest from the Factoring Account. On the maturity day, unsettled interest shall be paid off together with the principal.

ARTICLE 5      REPURCHASE OF THE ACCOUNT RECEIVABLES

          5.1      The Account Receivables hereunder shall be collected in the second way provided below, which is specified in the Transfer List of the Account Receivables:

(1)	Party A shall be responsible for the management and collection of the Account Receivables;

(2)	Party B shall urge the purchaser to deposit the Account Receivables into the factoring account in a timely manner.

          5.2      Party A shall, after it receives the full payment of the purchaser, check the factoring finance items corresponding to the Account Receivables item by item. If there is no conflict after making the check, the factoring finance items corresponding to the Account Receivables shall be crossed out from the Transfer List of the Account Receivables. Party A shall pay the factoring balance, if any, to Party B in a timely manner.

ARTICLE 6      CONDITIONS, METHOD AND PROCEDURE OF REPURCHASE OF THE ACCOUNT RECEIVABLES

Exhibit 10.1

          6.1      Party B shall conduct a purchase of the factoring services in accordance with the Party’s notice in the event that Party B’s false representations or guarantees adversely affect the repayment of the Account Receivables under the Contract.

          6.2      Except for Article 6.1, Party B shall conduct a repurchase the recourse factoring services satisfying the following requirements in line with Party A’s notice:

(1)	The purchaser challenges the repayment of the Account Receivables under the Contract due to damages of products or other reasons and refuses to pay for or fully pay for the Account Receivables;

(2)

On the maturity day of the factoring financing, Party A does not receive any payment from the purchaser or the payment by the purchase fails to fully pay off the principal, interest, fine or other fees of the financing;

(3)	The financing of the Account Receivables is declared mature by Party A in the event that any breach of the Contract occurs as specified in Article 9 hereof.

          6.3      Party B shall repurchase the Account Receivables as per Party A's notice in case of any Non-recourse Factoring business which satisfies the following conditions:

(1)

the purchaser raises challenges to the repayment of the Account Receivables hereunder due to the loss of the goods or any other reason with no regard to financial and credit condition, and further refuses to pay or underpay the Account Receivables;

(2)

any trade dispute (including but not limited to dispute over quality, technology and service), debt dispute and debt recourse arising between Party B and the purchaser or between Party B and other debtors leads to the purchaser's failure to pay the Account Receivables within the time limit specified in the Purchase and Sale or Service Contract;

(3)	after the execution of this Contract, Party A finds that the Account Receivables used to transact the Non-recourse Factoring business fail to satisfy the conditions provided herein.

          6.4      Party B shall repurchase the corresponding Account Receivables in accordance with Party A’s requirements within three (3) days upon Party B’s receipt of Party A’s notice of repurchasing the Account Receivables; If Party B repurchases the Account Receivables in full, the Contract shall terminate when Party A and Party B enter into a written document to confirm the repurchase of the Account Receivables and the repurchase amount has been collected.

ARTICLE 7      RIGHTS AND OBLIGATIONS OF PARTY B

          7.1      Party B shall exercise the rights and perform the obligations as follows:

Exhibit 10.1

(1)	Party B has the right to require Party A to provide financing as agreed herein;

(2)

Party B shall pay a factoring business handling charge, factoring financing interest, delayed repayment interest and other related fees as provided herein, and perform its repurchase obligation hereunder;

(3)

Party B shall reach agreement with the purchaser that the accounts receivable shall be directly remitted to the factoring account by the purchaser; as for the those that cannot be transferred directly into the factoring account through the settlement by bill, Party B shall ensure that it transfers the money into the factoring account once it receives such money in a timely manner;

(4)

Party B shall actively coordinate with Party A for its investigation of Party B’s operation and financial conditions, and promptly provide Party A with accounting and financial statements and other materials at Party A’s request;

(5)	Party B shall provide necessary assistance in Party A’s payment collection measures or action against the purchaser;

(6)

Party B shall provide Party A with a guarantee for performance of its obligations hereunder, which is satisfactory to Party A. If the guarantee provided by Party B is a maximum amount guarantee, the name of such guarantee contract is: Maximum Guarantee Contract (contract number: 0024 Jian Yang (Di) Zi 2011.

(7)	Party B shall notify Party A of any of the following events within 5 days upon occurrence of such event, and shall provide materials with respect to such event:

• Any event resulting in breach of contract
• Any anticipatory breach or any event which may damage Party A’s interests hereunder;
• Being involved in any litigation, arbitration procedures or claim in any form in which Party B is accountable for an amount of more than RMB ________ or other currencies equivalent;

• Change of the company’s name, domicile, registered capital, business scope, type and amendment of company’s Articles of Association, or shareholding restructuring, contracting, leasing, consolidation, split, joint operation, contract or equity joint venture, or any significant change to company’s financial status, alteration of stock equity and other major events;

(8)

If the guarantee is in any form provided by the purchaser or any third party for Party B’s Account Receivables is assignable, Party B shall assign the guarantee to Party A; if the guarantee is not assignable, Party B shall assist Party A with recoursing the debt when necessary.

Exhibit 10.1

(9)	Besides the Account Receivables and the related rights assigned to Party A, Party B shall continue to perform other obligations under the Purchase and Sale or Service Contract;

(10)

Party B shall not execute any agreement or document which is sufficient to damage Party A’s interests hereunder, or conduct any act which is sufficient to damage Party A’s interests after this Contract becomes effective.

          7.2      Except as provided in Article 7.1 herein, Party B shall bear ultimate repayment liability for the financing under Recourse Factoring business. Any reason which causes failure to collect the Account Receivables in time and in full amount, shall not prejudice Party A’s excising and realizing its right of recourse against Party B.

ARTICLE 8      RIGHTS AND OBLIGATIONS OF PARTY A

          8.1      Party A shall exercise the rights and perform the obligations as follows:

(1)	After this Contract becomes effective, the Account Receivables shall be assigned to Party A, and Party A shall enjoy all the rights with respect to the Account Receivables;

(2)

If Party B fails to repurchase the Account Receivables which should be repurchased, Party A has the right to exercise its right of offset and right of recourse; namely, Party A may directly deduct the amount to be repurchased from any account of Party B opened with Party A or any other branches of ICBC, or recourse the money overdue;

(3)

Party A has the right to obtain and keep the original invoices of the Account Receivables until the principal and interest of the factoring finance hereunder is paid off; after the principal and interest of the factoring finance is paid off, Party A shall return the corresponding original invoices of the Account Receivables to Party B in a timely manner;

(4)	Party A shall advance the factoring finance to Party B and provide other services as stipulated by this Contract;

(5)	Party A shall keep confidential the information and materials regarding the debts, financial status, operation and production provided by Party B, except as otherwise provided herein or by law.

8.2	Besides the rights provided in the preceding article, Party A is also entitled to the following rights in Recourse Factoring business:

(1)

Before the principal and interest of the factoring finance is paid off, Party A has the right to directly deduct the principal from the factoring account and collect a factoring procedure fee, factoring finance interest, overdue penalty interest and other fees, if Party B fails to repay the factoring finance and pay the related fees;

Exhibit 10.1

(2)	Party A is entitled to learn, inspect and supervise the implementation of Party B’s plans of production, operation and management, and its financial revenue and other information;

(3)

If the payment of goods received by Party A on the maturity date is not sufficient to pay the principal, interest, overdue penalty interest and other related fees of the factoring finance, Party A has the right to decide whether to recourse against the purchaser at its sole discretion. Party A’s decision to exercise its right of recourse against the purchaser shall not exempt Party B from performing its repurchase obligation; provided that Party A has already obtained part or all of the payment of goods from the purchaser, the repurchase amount to be paid by Party B shall be reduced accordingly. Party A shall pay Party B the factoring balance (if any) in a timely manner.

8.3	Besides the rights provided in Article 8.1, Party A is also entitled to the following rights in Non-recourse Factoring business:

(1)

In the event that a purchaser has failed to pay in time consecutively two (or more) account receivables towards Party B, Party A shall be entitled to cease factoring finance to Party B with respect to the account receivables hereunder between Party B and such purchaser.

	(2)	___________________________________________________________.

            9.1      General principle: Violation by either Party A or Party B hereto constitutes a breach of contract by such party, and the breaching party hereto shall bear the relevant liabilities in pursuance of the laws or this Contract.

            9.2      Any of the following items shall be deemed as breach of contract by Party B:

(1)	Party B has not undertaken its liabilities hereunder or has violated its representations, warranties or covenants herein;

(2)	“Cross Default Event” including any of the followings:

	•	Any other debt of Party B exceeding ___ RMB is payable or declared due prior to the maturity date;

	•	Any other debt of Party B can not be paid prior to the maturity day;

•

Any other creditor has obtained in whole or in part the ownership of the business or assets of Party B, or any judgment of ruling in respect of the assets of Party B is enforced mandatorily, materially influencing Party B’s abilities to undertake its liabilities hereunder.

Exhibit 10.1

(3)	“Anticipatory Breach Event” including any of the followings:

•

Party B ceases or may cease its business operation or any significant portion thereof, or Party B disposes its business operation or any significant portion thereof, resulting in material adverse influence upon its abilities to bear its liabilities hereunder;

	•	There has been any material adverse influence upon its business operation or financial status, or upon its abilities to bear its liabilities hereunder;

•

There has been accidences arising out of Party B’s violation of the laws, regulations or industrial standards with regard to food safety, safe production, environment protection, etc, leading to material adverse influence upon its abilities to undertake its liabilities hereunder;

•

Party B is or may be involved in economic disputes with large monetary amounts, or its assets are seized, retained or enforced mandatorily, leading to material adverse influence upon its abilities to undertake its liabilities hereunder;

	•	There has been any negative change in the guarantees hereunder towards Party A, and Party B has not provided any other guarantee as required by Party A;

•

Any of the following which has or may have material influence on Party B’s its liability undertaking hereof or Party A’s interest herein: Party B or any of its affiliate has been investigated or levied penalties by judicial authorities or administrative departments concerning tax or industry and commerce; there is any change in the controlling relationship between Party B and its affiliates; any of Party B’s affiliates are or may be involved into significant economic disputes, litigations or arbitrations; any major individual investor or key management of Party B is investigated or in restriction of activities by judicial authorities due to involvement in illegality or crime, or any abnormal change thereof; any other matters upon Party B’s affiliates that may adversely influence Party B.

	•	Party B has turned around its liabilities to Party A through affiliated transactions, or has obtained Party A’s money or credit by factoring with false (trade) contracts with affiliates;

(4)	Aside from those set forth in Article 9.2 (3), Anticipatory Breach Event under Recourse Factoring shall also include the followings:

	•	There is any negative circumstance of the crediting of Party B or the purchaser including overdue payment, advance and failure of payment of interest;

Exhibit 10.1

•	The rate of bad accounts has been rising in no less than two (2) consecutive months of Party B’s account receivables against a purchaser;

•	The outstanding account receivables of Party B against a purchaser accounts for no less than five percent (5%) of the balance of account receivables thereof;

•	Party B has failed no less than two times to re-purchase the account receivables in full;

•	Any other circumstances influence or may have influenced upon Party B’s ability to undertake its responsibilities hereof.

            9.3        In the event of any of the abovementioned breach hereto, Party A shall be entitled to take one or more of the measures below:

(1)	Require Party B to make the correction within a specific period;

(2)	Cease to perform the factoring towards Party B;

(3)	Declare the performed factorings are due promptly and require Party B to re-purchase the outstanding account receivables;

(4)

Retain corresponding amounts in Party B’s accounts opened in Party A or any other branches or subsidiaries of Industry and Commercial Back of China to cover all the factoring principals and interest as well as other fees payable;

(5)	Require Party B to further provide legal, effective and full guarantees;

(6)	Claim directly against the purchaser upon maturity of the account receivables;

(7)	Other measures as stipulated by laws and regulations, or set forth herein, or deemed necessary by Party A.

            9.4        For Recourse Factoring, to the extent that Party B has not repaid in time the principal and interest of the factoring hereunder (including those declared matured in advance), or, for Non-recourse Factoring, to the extent that Party B has not re-purchased the account receivables in accordance hereof, Party A shall be entitled to receive a penalty interest calculated with 30% (30% - 50%) above the factoring interest rate hereunder and number of days since the overdue date, and to receive a compound interest for the overdue interests calculated based on the penalty interest rate stipulated in this Article 9.

            9.5        In the event that Party B has misappropriated the money under the factorings, Party A shall be entitled to receive a penalty interest calculated with 50% (50% - 100%) above the factoring interest rate hereunder and number of days since the date of misappropriation; further to the above, should Party B have not paid the interest during the period of misappropriation, Party A would then be entitled to receive a compound interest calculated based on the penalty interest rate stipulated in this Article 9.

Exhibit 10.1

          9.6      For the purpose of exercise of its credit rights hereunder, Party A is entitled to retain corresponding amounts in the accounts in RMB or foreign exchanges of Party B opened in Party A or any other Industry and Commercial Bank of China branches or subsidiaries to cover the payments of Party B. In the event of difference of currencies between the retained amount and the one hereof, a conversion shall be made adhering to the exchange rate applied by Party A on the retaining day. Party B shall bear the interest and other expenses arising out between the retaining day and the Settlement Day, as well as the balance thereof due to the change of exchange rate ( “Settlement Day” means the day when Party A has convert the currency of the retained amount into the one hereof in conformity with the national policies of foreign exchange administration and has cleared all the debts of Party B).

ARTICLE 10      MISCELLANEOUS

          10.1      Party A will record the principal, interest, fees and any other amounts of Party B as well as the payment by the purchaser in its internal financial books; the above records and all the notes and vouchers arising out of and kept during the factoring business between Party A and Party B constitute the effective evidence of the performance hereof by Party A and Party B.

          10.2      Party B shall not assign its rights or delegate its obligations hereunder to any third party without prior written consent of Party A.

          10.3      Party A is entitled to assign its rights in whole or in part to a third party.

          10.4      Party A's failure or delay in exercising any right or deciding power hereunder shall not operate as a waiver thereof, and any single or partial exercise by Party A of any right or deciding power shall not preclude the exercise of such right or deciding power in the future. The rights and remedies hereof are cumulative, and shall not preclude any other rights or remedies as stipulated by law.

          10.5      Party A is entitled to provide the information hereunder and other relevant information of Party B to the credit system of People’s Bank of China and other legally established credit information databases in line with applicable laws and regulations or upon the requirement by financial supervising authorities, for the inquiries and usage of qualified institutions or individuals. Party A is also entitled to, for the purpose of formation and performance hereof, inquire about related information to Party B via the credit system of People’s Bank of China and other legally established credit information databases.

          10.6      Where Party A notifies the purchaser(s) of the assignment of its rights in relation to the account receivables, it is entitled to deliver the written notice directly to such purchaser(s) without consent of Party B.

Exhibit 10.1

ARTICLE 11      DISPUTE RESOLUTIONS

          11.1      The execution, effectiveness, explanation and performance of this Contract shall be governed by the laws of the People’s Republic of China. Any dispute arising in the performance of the Contract shall be settled through negotiation. In case that no settlement can be reached through negotiation, the dispute shall be settled by the second method as follows.

(1)

Submitting to _______Arbitration Commission for arbitration in accordance with the arbitration rules thereof in _______(place of arbitration ). The arbitral award is final and binding upon both parties.

(2)	Instituting legal proceedings in the People’s Court in the place where Party A is located.

ARTICLE 12 THE EFFECTIVENESS, MODIFICATION, DISSOLUTION AND TERMINATION OF THE CONTRACT

          12.1      This contract shall come into force upon the signing of both Parties and shall expire when all the obligations of Party B under the Contract have been performed.

          12.2      Unless otherwise provided by the Contract, after the Contract becomes effective, each party shall not modify or dissolve the Contract without the consent of the other party; any modification or variation shall be subject to the written mutual agreement of Party A and Party B.

          12.3      Once national laws, regulations or policies modify and cause that all or part of the provisions of the Contract no longer meet the requirement of national laws, regulations or policies, Party A and Party B shall go through negotiations in time and modify relevant provisions as quickly as possible.

          12.4      The invalidation or unenforceability of any provision of the Contract will neither effect the validity and enforceability of other provisions, nor the effect of the whole Contract.

          12.5      The modification and dissolution of the Contract will not impact the either party’s right to claim for compensation. The dissolution of the Contract will not affect the effectiveness of the provisions in connection with dispute resolution hereunder.

ARTICLE 13      MISCELLANEOUS

          13.1      Under the Contract, unless the context otherwise requires, (1) any reference to the Contract shall include this Contract and its attachment thereof, and any modification, amendment or supplemental document; (2) any reference to the articles, paragraphs and attachments shall only mean articles, paragraphs and attachments hereunder; (3) the titles of provisions under the Contract shall be only for convenience of reference and will not constitute any explanation to the Contract or limit to the contents and scope under these titles.

          13.2      The attachments, supplements, modifications or amendments of the Contract are hereby made as an integral part of the Contract and shall have the same legal force as this Contract.

Exhibit 10.1

          13.3      The words under the Contract like “Affiliates”, “ Relationship among Affiliates”, “Affiliate Transactions”, “Major Individual Investor”, “Key Management Officer” and etc., shall have the same meaning with the same words as specified in Accounting Standards for Enterprises No. 36 - Disclosure of Affiliated Parties issued by Ministry of Finance and the amendments thereto.

          13.4      The attachment of this Contract shall include the Transfer List of the Accounts Receivables.

          13.5      Other matters not contained in this Contract shall be settled through negotiation in a friendly way by both Parties or be executed subject to the laws and regulations of the People’s Republic of China.

          13.6      The Contract shall be prepared in two (2) counterparts which shall be equally authentic, and each party shall hold one.

          13.7      Party B promises not to provide any external guarantee without the approval of Party A.

Exhibit 10.1

Party A: Jian Yang Branch of Industrial & Commercial Bank of China Ltd. (Official Seal)
Principal(Authorized Agent): (Seal)

Party B: Fujian Yaxin Food Development Co., Ltd. (Official Seal)
Legal Representative(Authorized Agent): (Signature/Seal)

Date of Signature: July 26, 2011

Exhibit 10.1

ASSIGNMENT LIST OF ACCOUNT RECEIVABLE

According to application of factoring    with recourse    [with/without recourse] by Party B, the parties confirmed that Party B will assign the account receivable and relevant rights between Party B and the Purchaser to Party A for the factoring provided by Party A with the amount of RMB 3,000,000 yuan (IN WORD RMB Three Million). The Parties agrees in matters about this Assignment List of Account Receivable (“List”) upon mutual negotiation as followings:

1. This List, together with the Domestic Factoring Contract and Exhibits entered into by and between the Parties, consist a whole contract which is binding to both Parties.

2. Terms and terminologies refereed herein have the same meaning with that in the Domestic Factoring Contract agreed by both Parties.

3. Any unsettled issues in this List shall subject to the agreements in the Domestic Factoring Contract.

4. Attached page can be added if there are too many invoices of account receivable, such page with stamps of both Parties has the same legal effect as this List.

5. This List become effective at the date of signature and stamp by the legal representatives or authorized representatives, and will be terminated when the principles, interests and relevant fees and expenses under Domestic Factoring Contract is collected by Party A.

Exhibit 10.1

Detailed Statement of Account Receivable Assignment

RMB

Item	Full Name of Purchaser	Invoice No. of Account Receivable	Amount of Invoice of Account Receivable	Due Date of Account Receivable	Amount of Factoring Financing	Issuing Date of Factoring Financing	Due Date of Factoring Financing	Interest Rate of Loan (%)	Method of Calculate Interest	Collection Method of Account Receivable	Handling Charges
1		00140019	116466.78	20120110	104820.10		20120119	6.405%	Monthly	Collected by Party B
2		00140020	116466.78	20120110	104820.10		20120119	6.405%	Monthly	Collected by Party B
3		00140021	11666.78	20120110	10500.10		20120119	6.405%	Monthly	Collected by Party B
4		00140022	116466.78	20120110	104820.10		20120119	6.405%	Monthly	Collected by Party B
5		00140023	116466.78	20120110	104820.10		20120119	6.405%	Monthly	Collected by Party B
6		00140024	116991.03	20120110	105291.93		20120119	6.405%	Monthly	Collected by Party B
7		00140025	116989.35	20120110	105290.42		20120119	6.405%	Monthly	Collected by Party B
8		00140026	116989.35	20120110	105290.42		20120119	6.405%	Monthly	Collected by Party B
9		00140027	116989.35	20120110	105290.42		20120119	6.405%	Monthly	Collected by Party B
10		00140028	116989.35	20120110	105290.42		20120119	6.405%	Monthly	Collected by Party B
11		00140029	116989.35	20120111	105290.42		20120119	6.405%	Monthly	Collected by Party B
12		00140030	116989.35	20120111	105290.42		20120119	6.405%	Monthly	Collected by Party B
13		01848880	116989.35	20120111	105290.42		20120119	6.405%	Monthly	Collected by Party B
14		01848881	108800.86	20120111	97920.77		20120119	6.405%	Monthly	Collected by Party B
15		01848882	99545.44	20120111	89590.90		20120119	6.405%	Monthly	Collected by Party B
16		01848883	99545.44	20120111	89590.90		20120119	6.405%	Monthly	Collected by Party B
17		01848884	99545.44	20120111	89590.90		20120119	6.405%	Monthly	Collected by Party B
18		01848885	99545.44	20120111	89590.90		20120119	6.405%	Monthly	Collected by Party B
19		01848886	99545.44	20120111	89590.90		20120119	6.405%	Monthly	Collected by Party B
20		01848887	99545.44	20120111	89590.90		20120119	6.405%	Monthly	Collected by Party B

Exhibit 10.1

21	01848888	99545.44	20120111	89590.90	20120119	6.405%	Monthly	Collected by Party B
22	01848889	116954.53	20120111	105259.08	20120119	6.405%	Monthly	Collected by Party B
23	01848890	99990.9	20120112	89991.81	20120119	6.405%	Monthly	Collected by Party B
24	01848891	99990.9	20120112	89991.81	20120119	6.405%	Monthly	Collected by Party B
25	01848892	99990.9	20120112	89991.81	20120119	6.405%	Monthly	Collected by Party B
26	01848893	99990.9	20120112	89991.81	20120119	6.405%	Monthly	Collected by Party B
27	01848894	116995.45	20120112	105295.91	20120119	6.405%	Monthly	Collected by Party B
28	01848895	116181.82	20120112	104563.64	20120119	6.405%	Monthly	Collected by Party B
29	01848896	116181.82	20120112	104563.64	20120119	6.405%	Monthly	Collected by Party B
30	01848897	116018.18	20120112	104416.36	20120119	6.405%	Monthly	Collected by Party B
31	01848898	99990.9	20120112	89991.81	20120119	6.405%	Monthly	Collected by Party B
32	01848899	88863.63	20120112	79977.27	20120119	6.405%	Monthly	Collected by Party B

Factoring Financing in Total		3390219.25		3000000.00	Handling Charges in Total	6000.00

Note:

1. The due date of account receivable means the collection date of the account receivables agreed by the buyer and purchaser under this statement in the purchase and sale or service contract, in the format of yyyy/mm/dd:

Exhibit 10.1

Party A (Stamp):

Legal Representative (Signature):
(Authorized Representative)

Date: July 26, 2011

Party A (Stamp):

Legal Representative (Signature):
(Authorized Representative)

Date: July 26, 2011